Exhibit 10.33

                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective this 1st day of November, 1996, between Dean E. Painter, Jr. ("Painter"), and CLG, Inc. ("CLG").

     WHEREAS, Painter has been and is currently employed by CLG, a North Carolina computer leasing corporation headquartered in Raleigh, North Carolina; and

     WHEREAS, Centura Banks, Inc., a North Carolina bank holding company ("Centura"), has acquired CLG (the "Acquisition") and will maintain CLG as a wholly-owned subsidiary of Centura Bank, a North Carolina bank corporation headquartered in Rocky Mount, North Carolina ("Bank"); and

     WHEREAS, CLG desires to provide for Painter's continued employment with CLG following the Acquisition; and

     WHEREAS, CLG desires to enter into this Agreement with Painter to set forth the terms of such employment; and

     WHEREAS, Painter agrees that the terms of this Agreement will allow him to be employed with and to devote his best efforts to CLG.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

     1. EMPLOYMENT.

     CLG shall employ Painter as Chairman and Chief Executive Officer of CLG, with the duties, responsibilities and powers of such office as assigned to him and as customarily associated with such office. Painter shall faithfully and diligently discharge his duties and responsibilities under this Agreement. Nothing contained in this Section 1 or elsewhere in this Agreement, however, will prevent or otherwise prohibit Painter from engaging in and pursuing personal affairs not inconsistent with his duties and responsibilities under this Agreement or prevent or prohibit Painter from managing and otherwise tending to his personal investments, in each case so long as the same does not interfere with the performance of his duties and responsibilities under this Agreement.

     2. TERM.

     The Term of this Agreement shall be five (5) years, commencing on the date hereof.

     3. COMPENSATION AND BENEFITS.

     During the Term of this Agreement, CLG shall pay to Painter as compensation for his services to CLG a base salary at the rate of $360,000 per year, payable in equal monthly installments. The base salary payable hereunder shall be increased from time to time over the Term of this Agreement in the discretion of the Compensation Committee of the Board of Directors of Centura, which committee shall consider in making such adjustments, among other pertinent factors, industry standards and the profitability of CLG.

     The above-stated compensation shall not be deemed inclusive nor prevent Painter from receiving any other compensation provided by CLG, and he shall be entitled in any event (either directly or through salary adjustment) to health and hospitalization insurance (including major medical), long-term disability insurance, and life insurance, all in accordance (except as otherwise expressly provided herein) with CLG's insurance plans for officers and employees in comparable positions as such plans may be modified from time to time. For so long as Painter is an officer or employee of CLG, Painter shall be entitled to participate in all current and future employee benefit plans and arrangements in which officers and employees of CLG or Bank in comparable positions are permitted to participate.

     4. TERMINATION.

     Painter's employment under this Agreement shall terminate:

     (a) Death. Upon the death of Painter;

     (b) Disability. Upon notice from CLG to Painter in the event Painter becomes "permanently disabled." For purposes of this Agreement, Painter shall be deemed "permanently disabled" six (6) months after the first date that he has become disabled by bodily or mental illness, disease, or injury, to the extent that he is prevented from performing his material and substantial duties of employment, and such disability has continued uninterrupted for six (6) months. If the parties or their representatives cannot agree as to whether Painter is "permanently disabled," as defined herein, they shall choose a physician to examine Painter for the purpose of determining or confirming the existence or extent of any disability. If the parties or their representatives cannot agree on the choice of a physician to make such examination, each party or its representative shall select one physician to make such examination and the two physicians selected shall select a third physician to make such examination and the three examining physicians shall by majority vote determine or confirm the existence or extent of any disability. Notwithstanding the foregoing, before terminating Painter in the event of his permanent disability, CLG shall offer Painter reasonable accommodation pursuant to the Americans with Disabilities Act, in which case Painter's duties and compensation hereunder may be adjusted in accordance with such accommodation. Painter shall have the right to decline CLG's offer of accommodation and, in such case, Painter's employment under this Agreement shall terminate as provided herein;


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


     (c) Cause. Upon notice from CLG to Painter for cause. For purposes of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Painter to perform his duties in the capacities indicated above (other than due to disability); or (ii) a material breach by Painter of his fiduciary duties of loyalty or care to CLG, as established by the Board of Directors of Centura (other than due to disability); or (iii) a willful violation by Painter of any material provision of this Agreement; or (iv) a conviction of, or the entering of a plea of nolo contendere by Painter for any felony or any crime involving fraud or dishonesty; or (v) a willful violation of any material federal or state laws or regulations applicable to CLG. In addition, if Painter shall terminate his employment for a breach of this Agreement by CLG in accordance with Section 4(d) hereof, and it is ultimately determined that no reasonable basis existed for Painter's termination on account of the alleged default of CLG, such event shall be deemed cause for termination by CLG;

     Any notice of termination of Painter's employment with CLG for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination (the "Termination Date"). If the cause alleged by CLG shall be (i), (ii), or (iii) set forth above, Painter shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days, unless such breach is not reasonably susceptible to being corrected within thirty (30) days, in which case Painter shall have the opportunity to cure such breach, provided that Painter has commenced corrective action within such thirty (30) day period and diligently pursues such action to completion;

     (d) Breach. Upon notice from Painter to CLG of CLG's failure to comply with any material provision of this Agreement, provided that CLG shall have thirty
(30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if CLG shall have taken steps to cure the default within the thirty (30) day period and diligently pursues such action to completion, Painter shall have no right to terminate his employment under the provisions of this Section 4(d);

     (e) Expiration of Term. Upon the expiration of the Term of this Agreement as set forth in Section 2 hereof; and

     (f) No Monetary Damages. Notwithstanding any provision of this Agreement to the contrary, and except to the extent provided otherwise in Section 6 hereof, Painter shall not be liable to CLG for monetary damages in the event of a violation or breach of any of the provisions or covenants of this Agreement, except to the extent that any such violation or breach is of the covenants set forth in Section 6 hereof.

     5. COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

     (a) Upon Painter's death during the Term of this Agreement, CLG shall provide such death or insurance benefits as are provided in accordance with the regular policy of CLG to similarly positioned employees and pursuant to the terms of any benefit plans or arrangements maintained by CLG which provide such benefits.


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


     (b) In the event Painter becomes permanently disabled and is terminated as set forth in Section 4(b) hereof, CLG shall pay to Painter or his estate or beneficiaries for the balance of the Term of this Agreement, the then-existing base salary set forth in Section 3 hereof, provided that such payment shall be offset by any amounts received by Painter (i) under any long term disability plan maintained for the employees of CLG, (ii) from any other collateral source payable due to disability to the extent that such payments are derived from insurance or direct payments furnished by CLG, and (iii) social security benefits. Painter agrees to use reasonable efforts to obtain the benefit of any disability plan or policy covering him as a result of his employment by CLG in the circumstances contemplated by Section 4(b) and this Section 5(b).

     (c) If Painter's  employment  shall be  terminated  by Painter  pursuant to
Section 4(d) hereof, CLG shall continue to pay to Painter or his estate his full base salary in effect at the Termination Date and all applicable benefits due hereunder (provided that the terms of any employee benefit plan pursuant to which such benefits are provided permit participation by similarly positioned former employees of Bank or CLG, as applicable) for the balance of the Term of this Agreement, provided that such payments shall not be made after the expiration of the Term of this Agreement; and provided further that such payments shall be offset by any amounts paid to Painter under any severance or salary continuation policy or plan of Bank or CLG applicable to Painter.

     (d) In the event termination is for cause as described in Section 4(c) hereof or is due to the expiration of the Term of this Agreement, CLG shall pay Painter the compensation and benefits described in Section 3 hereof through the Termination Date and no other compensation or benefits shall be paid to Painter hereunder; provided, however, that nothing herein shall be deemed to terminate or limit the Painter's vested rights under any other benefit, retirement, or pension plan of CLG applicable to Painter, and the terms of those plans, programs, or arrangements shall govern.

     6. CONFIDENTIALITY AND COVENANT NOT TO COMPETE.

     Painter hereby acknowledges that, by virtue of his employment by CLG, Painter has gained certain valuable knowledge and has developed certain expertise with respect to the business of computer leasing, generally, and the business of CLG, specifically, including certain confidential information and trade secrets relating to such business and information relating to certain customers and potential customers of CLG. In connection with and in view of the foregoing, Painter hereby agrees as follows:

     (a) Painter agrees that, during the term of his employment pursuant to this Agreement and for a period of three (3) years thereafter, Painter will not, directly or indirectly, engage in, or participate in the promotion, financing, ownership or management of, or otherwise provide services to, any firm, corporation, or business (whether as an employee, officer, director, agent, owner, partner, shareholder, consultant, or otherwise), the purpose or result of which, in whole or in part, is to assist such firm, corporation, or business in the buying, leasing, servicing, and selling of computer and technology equipment in competition with CLG within 100 miles of any office of CLG or the principal office of Centura.

     (b) Painter agrees that, during the term of his employment pursuant to this Agreement and for a period of three (3) years thereafter, Painter will not, directly or indirectly, call upon, solicit, sell to, attempt to sell to, or otherwise in any way engage in or attempt to engage in the business of buying, leasing, servicing and selling computer and technology equipment in competition with CLG to any firm, corporation, person or business that is a customer of CLG,


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


Centura or Centura Bank at the time of such activity or was a customer of CLG, Centura or Centura Bank at any time during the term of his employment pursuant to this Agreement.

     (c) Painter agrees that, during the term of his employment pursuant to this Agreement and for a period of three (3) years thereafter, Painter will hold in a fiduciary capacity for the benefit of CLG, and shall not directly or indirectly use or disclose, except as required in Painter's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by CLG, any "Company Information" (as defined below) that Painter may have or acquire (whether or not developed or compiled by Painter) during the Term of this Agreement. The term "Company Information" as used in this Agreement shall mean confidential or proprietary information, including technical and financial information and customer or client lists, relating to CLG or its programs or procedures, including without limitation, information received by CLG from third parties under confidential conditions. The term "Company Information" shall also include, without limitation, CLG's computer data-base, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Company Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of CLG.

     (d) In addition to the foregoing and not in limitation thereof, Painter agrees that, during the term of his employment pursuant to this Agreement and for a period of three (3) years thereafter, Painter will hold in a fiduciary capacity for the benefit of CLG and shall not directly or indirectly use or disclose, except as required in Painter's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by CLG, any "Customer Information" (as defined below) that Painter may have or acquire (whether or not developed or compiled by Painter and whether or not Painter has been authorized to have access to such Customer Information) during the Term of this Agreement. The term "Customer Information" as used in this Agreement shall mean confidential or proprietary information, including technical and financial information and customer lists received by CLG or Painter from any customer or potential customer of CLG, and shall include any information subject to the provisions of the federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer to which such information pertains.

     (e) Painter agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to CLG, that the remedy at law for any such violation or threatened violation will be inadequate and that CLG shall be entitled to appropriate equitable relief.

     (f) The covenants contained in this Section 6 shall inure to the benefit of CLG, any successor of it, and every subsidiary of it.

     (g) The restrictions contained in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of CLG.

     (h) In the event of a termination of this Agreement by Painter  pursuant to
Section 4(d) hereof, the restrictions contained in this Section 6 shall no longer apply to Painter from and after the Termination Date.


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


     7. SUCCESSORS; BINDING AGREEMENT.

     (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CLG, and CLG shall require any such successor to expressly assume and agree to perform this Agreement. As used in this Agreement, "CLG" shall mean CLG as hereinbefore defined and any successor to its business and/or assets as aforesaid.

     (b) This  Agreement  shall  inure to the benefit of and be  enforceable  by
Painter's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Painter should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Painter's estate.

     8. MISCELLANEOUS.

     (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

                  Painter:             1211 Briar Patch Lane
                                       Raleigh, North Carolina 27615

                  CLG:                 CLG, Inc.
                                       3001 Spring Forest Road
                                       Raleigh, North Carolina 27604
                                       Attention: President

                  With a copy to:      Centura Banks, Inc.
                                       Post Office Box 1220
                                       134 North Church Street
                                       Rocky Mount, North Carolina  27804
                                       Attn: President

     (b) References in this Agreement to "similarly positioned" or "similarly situated" employees shall mean those employees of CLG of comparable rank and level of responsibility and with comparable duties. The existence or non-existence of a contract of employment with CLG shall not be relevant for the purpose of identifying those employees (or, if appropriate, former employees) of CLG who are "similarly positioned" or "similarly situated."

     (c) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

     (d) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.


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


     (e) This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     (f) This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, except as preempted by the Employee Retirement Income Security Act of 1974, as amended.

     IN WITNESS WHEREOF, Painter has executed this Agreement under seal by adopting the word "SEAL" beside his name and CLG has executed this Agreement under seal through its duly authorized officers as of the day and year first above written.




                                              /s/ Dean E. Painter, Jr.  (SEAL)
                                                  Dean E. Painter, Jr.



                                                        CLG, INC.



                                      By:   /s/ Edwin J. Lee
                                                Edwin J. Lee
                                                President and Chief
                                                Operating Officer

ATTEST:


/s/ Joseph A. Smith, Jr.
    Joseph A. Smith, Jr.
         Secretary

(Corporate Seal)


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